Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of PharmaCyte Biotech, Inc. on Form S-3 of our report dated July 27, 2017, with respect to the consolidated financial statements of PharmaCyte Biotech, Inc., included in the Annual Report on Form 10-K for the year ended April 30, 2017. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Armanino LLP

San Jose, California

September 11, 2017